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                                                                    EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-60261, 33-62963, 333-14673,
333-57509, 333-57515, 333-57517, 333-57519, 333-83511 and 333-88141 of Honeywell
International Inc. on Form S-8 and Registration Statement Nos. 33-14071, 33-55425, 33-64245, 333-22355, 333-49455, 333-68847, 333-74075 and 333-86157 of
Honeywell International Inc. on Form S-3 and Registration Statement No. 333-82049 of Honeywell International Inc. on Form S-4 of our report dated February 10, 1999, appearing in this Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 21, 2000